Registration No. 33-47911

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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

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                            POST-EFFECTIVE AMENDMENT NO. 1

                                          TO

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                 ENSERCH CORPORATION

                (Exact name of registrant as specified in its charter)
                      TEXAS                           75-2669310
           (State or other jurisdiction            (I.R.S. Employer
               of incorporation or                Identification No.)
                  organization)


           ENSERCH CENTER, 300 SOUTH ST. PAUL STREET, DALLAS, TEXAS  75201
                 (Address of Principal Executive Offices)  (Zip Code)

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                             EMPLOYEE STOCK PURCHASE PLAN

                               (Full title of the Plan)

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                          Removing Shares from Registration


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



                         REMOVAL OF SHARES FROM REGISTRATION

               ENSERCH Corporation (Company) hereby amends the Registration Statement on Form S-8, File No. 33-47911 (Registration Statement), filed in connection with the Employee Stock Purchase Plan (Plan), to withdraw from registration all the shares of the Common Stock of the Company and interests in the Plan registered under the Registration Statement and remaining unused under the Plan.

                                      SIGNATURES


               THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 30th DAY OF SEPTEMBER, 1997.
                                      ENSERCH CORPORATION

                                      BY /S/ WILLIAM T. SATTERWHITE
                                         --------------------------
                                         (WILLIAM T. SATTERWHITE,
                                          AGENT FOR SERVICE)



               THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE EMPLOYEE STOCK PURCHASE PLAN COMMITTEE HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 30th DAY OF SEPTEMBER, 1997.

                                          EMPLOYEE STOCK PURCHASE PLAN

                                          BY /S/ WILLIAM T. SATTERWHITE
                                             --------------------------
                                             (WILLIAM T. SATTERWHITE,
                                              AGENT FOR SERVICE)